FREE WRITING PROSPECTUS DATED February 15, 2007
PART I of II

                                                $546,774,000 (APPROXIMATE)

GMAC RFC[GRAPHIC OMITTED]

                                            HOME EQUITY LOAN-BACKED TERM NOTES,
                                                 SERIES 2007-HSA1

                                   RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                         DEPOSITOR (SEC FILE NO. 333-131196)
                                                      Depositor

                                           RESIDENTIAL FUNDING COMPANY, LLC
                                              Seller and Master Servicer

                                                  FEBRUARY 15, 2007

                                        GMAC RFC Securities [GRAPHIC OMITTED]

                           ANY TRANSACTIONS IN THE TERM NOTES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING
                           SECURITIES, LLC

EXPECTED TIMING:          Pricing Date:                     On or about  February 21, 2007
                          Settlement Date:                  On or about  February 27, 2007
                          First Payment Date:               March 26, 2007

STRUCTURE:                HELOC:                            O/C and MBIA Wrap
                          Rating Agencies:                  Moody's and S&P

          STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the Term Notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC. ("RFS") based on information with respect to the home equity loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO
WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT AND OTHER  DOCUMENTS THE  DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE
DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE
AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING
WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The Term Notes may not be  suitable  for all  investors.  RFS and its  affiliates  may  acquire,  hold or sell positions in these Term Notes,  or in related  derivatives,  and may have an investment or commercial  banking relationship with the depositor.

The Term Notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such Term Note or any similar Term Note and RFS's obligation to deliver such Term
Note is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Term Note when, as and if issued by the issuing entity.  You are advised that the terms of the Term Notes of any series, and the characteristics of the mortgage loan pool backing them, may change
(due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of Term Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that Term
Notes may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such Term Notes to you is conditioned on the home equity loans and Term Notes having the characteristics described in these materials.  If for any reason RFS does not deliver such Term Notes, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the Term Notes which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

This free  writing  prospectus  is being  delivered  to you solely to provide you with  information  about the offering of the Term Notes  referred to in this free  writing  prospectus  and to solicit an offer to purchase the Term  Notes,  when,  as and if issued.  Any such offer to purchase  made by you will not be  accepted  and will not  constitute a contractual  commitment by you to purchase any of the Term Notes until we have accepted your offer to purchase  Term Notes.  We will not accept any offer by you to purchase  the Term Notes,  and you will not have any  contractual  commitment to purchase any of the Term Notes until after you have received the preliminary  prospectus.  You may  withdraw  your  offer to  purchase  Term  Notes  at any  time  prior to our acceptance  of your  offer.  The  information  in this free  writing  prospectus  supersedes  any  information contained in any prior materials relating to the Term Notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the Term Notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these Term Notes prior to the time of your commitment to purchase any Term
Notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these Term Notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in Term Notes, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such Term Notes, commodities or derivative instruments. In addition, RFS may make a market in the Term Notes referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications  of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                    RFMSII HOME EQUITY LOAN-BACKED TERM NOTES,
                                                 SERIES 2007-HSA1

                                             546,774,000 (APPROXIMATE)

                                CHARACTERISTICS OF THE TERM NOTES (A), (B) AND (C)

----------------- ----------------- ------------- --------------- -------------- ------------- ------------- -------------- --------------
                                         Ratings                      Interest       Expecteds                    Expected        Final
                                        (S&P /                        Accrual     WAL (years)     Principal    Maturity To     Scheduled
  Class             Amount ($)         Moody's       Bond Type        Period       Call / Mat      Window          Call      Maturity Date

       A            546,774,000      AAA / Aaa     Pass Through   Actual / 360   2.21 / 2.36   1-69 / 1-151    Nov-2012       Feb-2037
----------------- ----------------- ------------- --------------- -------------- ------------- ------------- -------------- --------------
                    $546,774,000
----------------- ----------------- ------------- --------------- -------------- ------------- ------------- -------------- --------------

      NOTES:

(a)      Class sizes subject to a variance of +/-5%.
(b)      The WAL and Payment Windows are shown to the related optional redemption date (as described herein) and to maturity.
         Pricing Prepayment speed: 40% CPR, 10% Draw Rate.
(c)      The expected maturity date is run at the pricing speed to call and the Final Scheduled Maturity Date is the Payment Date following the latest maturing HELOC.

Depositor:                     Residential Funding Mortgage Securities II, Inc.

Issuer:                        Home Equity Loan Trust 2007-HSA1.

Seller and
Master Servicer:               Residential Funding Company, LLC (the "Master Servicer" or "RFC"), an affiliate of the Depositor.

Subservicers:                  HomeComings Financial LLC. ("HomeComings"), a wholly-owned subsidiary of RFC will subservice 91.6% of the home equity loans and GMAC Mortgage, LLC ("GMACM") an affiliate of RFC, will subservice 8.4% of the home equity loans.

Advances:                      There is no required advancing of delinquent principal or interest on the HELOCs by the Master Servicer, the Subservicer, the Indenture Trustee, the Owner Trustee,
                               the Credit Enhancer or any other entity.

Co-Lead Underwriters:          Residential Funding Securities, LLC. and Deutsche Bank Securities Inc.

Indenture Trustee:             LaSalle Bank National Association.

Owner Trustee:                 Wilmington Trust Company.

Originators:                   HomeComings  originated  approximately  31.3% of the home equity loans and Home Loan
                               Center,  Inc., which is not an affiliate of  RFC,originated  approximately  17.4% of the home equity loans.

Rating Agencies:               Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") and
                               Moody's Investors Service, Inc. ("Moody's") will rate the Offered Notes.

Credit Enhancer:               MBIA Insurance Corporation, rated Aaa by Moody's and AAA by S&P.

Offered Notes:                 The Class A Notes are  primarily  backed by  adjustable-rate  home equity  revolving lines of credit (the  "HELOCs").  The Class A Notes (the  "Offered  Notes")  will be offered by the prospectus supplement.

Variable Funding Notes:        The trust will also issue  Class A Variable  Funding  Notes (the  "Variable  Funding
                               Notes").  These  Variable  Funding  Notes  will  not be  offered  by the  prospectus supplement.

                               The Variable  Funding  Notes,  together  with the Class A Notes,  are referred to as the "Notes".

Federal Tax Status:            The Notes will be characterized as indebtedness.

Form of Registration:          The Offered Notes will be available in book-entry form through DTC, Clearstream,
                               Luxembourg and the Euroclear System in same day funds.

Minimum Denominations:         The Offered Notes will be made available in minimum denominations of $100,000.

Cut-off Date:                  February 1, 2007.

Expected Pricing Date:         On or about February 21, 2007.

Expected Closing Date:         On or about February 27, 2007.

Payment Date:                  The 25th day of each month (or if not a business day, the next  succeeding  business
                               day)   commencing in March 2007.

Accrued Interest:              The price to be paid by  investors  for the Class A Notes will not  include  accrued interest (settling flat).

ERISA Eligibility:             Subject to the  considerations  described in the Preliminary  Prospectus (as defined herein),  the Offered Notes are expected to be  considered  eligible for purchase by persons investing assets of employee benefit plans,  individual  retirement accounts or other retirement  accounts or  arrangements.  We do not expect the RFC exemption, as  defined  in the  Preliminary  Prospectus,  will  apply  to the  purchase  of the
                               Offered  Notes.  Fiduciaries  of plans  subject to Title I of ERISA or Section  4975 of the Internal  Revenue Code are  encouraged  to consult with their legal  advisors before investing in the Offered Notes.

SMMEA Eligibility:             The Offered Notes will not be SMMEA eligible.

Optional Redemption:           The Master  Servicer  will have the option to purchase all of the  remaining  HELOCs or all of the Notes on the Payment  Date on which the  aggregate  principal  balance of the HELOCs after  applying  payments  received in the related  collection  period falls  below  or is  equal to 10% of their  aggregate  principal  balance  as of the
                               Cut-off Date.

Pricing Prepayment
Speed:                         The  Offered  Notes  will be priced  based on the  following  collateral  prepayment assumptions:

                               40% CPR, 10% Draw Rate.

Collateral Description:        The "HELOCs" are  comprised of 9,484  adjustable-rate,  revolving  home equity lines of credit  secured  by first and  second  liens on one- to  four-family  residential properties.  The  aggregate  principal  balance of the HELOCs as of the Cut-off Date is expected to be approximately $546,774,309

Interest Accrual Period:       The  Notes:  from and  including  the  preceding  Payment  Date  (or,  for the first
                               Payment Date,  the Closing  Date) to but  excluding  the related  Payment Date on an actual/360 basis.

Payment Delay:                 0 days.

Note Rate:                     The "Note  Rate" for the Notes  will be equal to the least of (a) 1-mo.  LIBOR  plus
                               [ ]% per  annum,  (b)  17.25%  per  annum,  and (c) the Net WAC Rate.  Any  interest shortfalls  on the  Notes  due to the Net WAC Rate  (the  "Net WAC Cap  Shortfalls")
                               will carry  forward with interest at the related Note Rate and will be reimbursed by excess  interest  to the  extent  available.  Any  Relief  Act  shortfalls  will  be allocated  to the Class A Notes and Class A  Variable  Funding  Notes pro rata based upon the interest  that would have  accrued on these Notes  absent these  reductions and will be repaid in the  current  period  only,  to the extent of excess  interest available for that purpose.

Net Mortgage
Rate:                          The "Net  Mortgage  Rate" for any  HELOC  equals  the  mortgage  rate  minus (a) the master  servicing  fee,  (b) the  subservicing  fee and (c) the  rate at  which  the policy premium is paid.

Net WAC Rate:                  The "Net WAC Rate" will be equal to the weighted  average of the Net Mortgage  Rates of the HELOCs  adjusted to an effective  rate  reflecting the accrual of interest on an actual /360 basis.

Net WAC Cap Shortfall:         On any Payment  Date and with respect to the Class A Notes,  the excess,  if any, of
                               (x)  interest  that would have  accrued  on such Notes at the  applicable  Note Rate without  application of the related Net WAC Rate over (y) interest  accrued  thereon at the related Net WAC Rate.

The Policy:                    The financial guaranty insurance policy (the "Policy") will provide 100% coverage of timely interest, principal portions of any allocated realized losses, and ultimate payment of principal by the Final Scheduled Maturity Date for the Notes.
                               The Policy will not cover any Relief Act shortfalls nor any reduction in accrued interest due to the application of the Net WAC Rate and is for the benefit of the
                               Noteholders only.

Credit Enhancement:                 Class A Notes and the Class A Variable Funding Notes:

o        Excess interest,
o        Overcollateralization and
o        The Policy.

Excess Interest:               Because  the  mortgagors  are  expected  to pay more  interest on the HELOCs than is necessary to pay  interest on the Notes,  along with  related  expenses  each month, there may be excess  interest.  On each  Payment  Date this excess  interest  may be used to  protect  the Notes  against  most  types of losses by making an  additional payment of principal up to the amount of the losses.

Overcollateralization:         On the  Closing  Date,  the  principal  amount of the Class A Notes  issued  will be approximately  equal  to the  principal  balance  of the  HELOCs.  Beginning  on the seventh Payment Date,  Excess  Interest,  to the extent  available,  will be paid as principal  to the  Class  A  Notes  to  ultimately  build  to the  initial  Required
                               Overcollateralization  Amount of 1.90% of the  aggregate  principal  balance  of the
                               HELOCs  as of the  Cut-off  Date.  The  Required  Overcollateralization  Amount  may
                               decrease in the future pursuant to the indenture.

Required
Overcollateralization
Amount:                        With  respect  to any  Payment  Date  prior  to the  Stepdown  Date,  the  "Required
                               Overcollateralization  Amount" will equal 1.90% of the aggregate  principal  balance of the  HELOCs as of the  Cut-off  Date.  With  respect  to any  Payment  Date on or after the Stepdown  Date, the Required  Overcollateralization  Amount will equal the lesser of (a) the  initial  Required  Overcollateralization  Amount and (b) 3.80% of
                               the  then-current  aggregate  principal  balance  of  the  HELOCs,  subject  to  the
                               Overcollateralization   Floor  and  to  the   satisfaction  of  certain   conditions
                               specified in the indenture.

Overcollateralization
Floor:                         An amount  equal to 0.50% of the  aggregate  principal  balance  of the HELOCs as of the Cut-off Date.

Stepdown Date:                 The later of (a) the  September  2009 Payment Date and (b) the Payment Date on which the  aggregate  principal  balance of the HELOCs after  applying  payments and draws received  in the  related  collection  period  is  less  than  50% of the  aggregate
                               principal   balance  of  the  HELOCs  as  of  the  cut-off  date,   subject  to  the
                               satisfaction of certain conditions specified in the indenture.

 Priority of Distributions:

                  On each  Payment  Date,  principal  and  interest  collections  with  respect  to the  HELOCs and payments  made under the Policy  will be  allocated  from the  payment  account in the  following order of priority:
(1)      To pay  accrued  interest  on the Class A Notes and the  Class A  Variable  Funding  Notes,  pro rata,  as reduced by any Net WAC Cap Shortfalls or Relief Act shortfalls;
(2)      To pay  principal on the Class A Notes and Class A Variable  Funding  Notes,  pro rata, an amount equal to the principal collection distribution amount for that Payment Date;
(3)      To pay as principal on the Class A Notes and Class A Variable  Funding  Notes,  pro rata,  an amount equal to the liquidation loss distribution amount for such Payment Date;
(4)      To pay the Credit  Enhancer the premium for the Policy and any previously  unpaid premiums for the Policy, with interest;
(5)      To  reimburse  the  Credit  Enhancer  for  certain  prior  draws  made on the  Policy,  other  than  those attributable to excess loss amounts, with interest;
(6)      Beginning in the Distribution Date in September 2007 and for any Distribution  Date thereafter,  to pay as additional  principal  on the Class A Notes and Class A  Variable  Funding  Notes,  pro rata,  an amount from excess  interest,  to bring the amount of  Overcollateralization  up to the  Required
                  Overcollateralization Amount for that Payment Date;
(7)      To pay the Credit  Enhancer any other  amounts owed to it under the  insurance  agreement  with respect to the Policy;
(8)      To pay the Class A Notes and Class A Variable  Funding Notes,  pro rata, any current period and previously unpaid Net WAC Cap Shortfalls, with interest, based on the related shortfall amounts;
(9)      To pay the  holders of the Class A Notes and Class A Variable  Funding  Notes  current  period  Relief Act shortfalls; and
(10)     To pay any remaining amounts to the certificateholders.

 Principal Distributions:      On each Payment Date, the  principal distribution amount for the Class A Notes and
                               Variable Funding Notes will be distributed to the Class A Notes and Variable
                               Funding Notes on a pro rata basis and will equal:
                               (a) Net Principal Collections from the HELOCs if the Payment Date is during the
                               Revolving Period and an amortization event has not occurred; or
                               (b)  Principal  collections  from the  HELOCs,  if the  Payment  Date is  after  the
                               Revolving Period or an amortization event has occurred.

Net Principal Collections:     On any Payment  Date,  the excess,  if any, of (x)  principal  collections  for such
                               Payment  Date over (y) the  aggregate  amount  of  additional  balances  accumulated during the related collection period and conveyed to the trust.

Revolving Period:              The period commencing on the Closing Date and ending on September 2011.

DISTRIBUTION BY CREDIT SCORES
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF                WEIGHTED    WEIGHTED   WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                        NUMBER OF      PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   JUNIOR
CREDIT SCORE RANGE                        LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
600 - 619                                   3             $287,986     0.05%        $95,995       57%       $6,136      34.20%
620 - 639                                 1,025         48,918,648      8.95        47,726       83.23       6,061      23.95
640 - 659                                 1,053         54,543,857      9.98        51,799       81.77       6,624      24.86
660 - 679                                 1,527         85,392,173     15.62        55,922       84.15       9,293      22.92
680 - 699                                 1,656        100,908,666     18.46        60,935       88.10      10,595      22.58
700 - 719                                 1,190         76,291,116     13.95        64,110       87.85      10,687      22.50
720 - 739                                 1,009         60,639,534     11.09        60,099       88.74       9,944      21.32
740 - 759                                  803          49,342,939      9.02        61,448       87.05      10,736      21.96
760 - 779                                  653          36,613,773      6.70        56,070       85.53      10,432      21.52
780 - 799                                  430          26,447,626      4.84        61,506       83.59      10,171      26.26
800 >=                                  135           7,387,991      1.35        54,726       82.63       7,379      27.47
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652       86%       $9,426      22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------

DISTRIBUTION BY CREDIT LIMIT UTILIZATION RATE
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF                WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE
RANGE OF CREDIT LIMIT UTILIZATION       NUMBER OF      PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
RATES (%)                                 LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
0.01 - 10.00                               220            $949,083     0.17%        $4,314       77.41%     $11,471      729       26.57%
10.01 - 20.00                              203           2,390,546      0.44        11,776       76.79       7,726       725        27.57
20.01 - 30.00                              204           4,053,213      0.74        19,869       76.43       9,306       711        27.67
30.01 - 40.00                              206           5,614,626      1.03        27,255       75.59       8,257       712        25.24
40.01 - 50.00                              247           8,534,511      1.56        34,553       76.55       8,480       700        25.99
50.01 - 60.00                              237          10,370,232      1.90        43,756       77.59       8,500       698        25.53
60.01 - 70.00                              222          10,588,824      1.94        47,697       78.10       7,896       702        26.98
70.01 - 80.00                              253          13,589,444      2.49        53,713       79.25       8,001       703        27.45
80.01 - 90.00                              305          19,275,532      3.53        63,198       80.35       9,948       703        25.75
90.01 - 100.00                            7,369        469,916,088     85.94        63,769       88.66       9,533       700        21.78
100.01 - 110.00                            18            1,492,211      0.27        82,901       86.83      11,208       689        21.94
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY CREDIT LIMITS
---------------------------------------------------- --------------
                                                                    ------------- ------------ ----------- ---------- ----------- ----------
RANGE OF CREDIT LIMIT                   NUMBER OF    CUT-OFF DATE    % OF LOANS     AVERAGE    WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                                     BY CUT-OFF
                                                                        DATE                   AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                                       PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
                                          LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
$0.01 - $25,000.00                        1,543        $24,986,695     4.57%        $16,194      86.84%     $4,477       696       11.88%
$25,000.01 - $50,000.00                   3,098        105,637,706     19.32        34,099       88.38       5,250       694        17.21
$50,000.01 - $75,000.00                   1,926        107,260,794     19.62        55,691       88.35       6,968       695        19.96
$75,000.01 - $100,000.00                  1,421        107,359,829     19.64        75,552       84.93       8,028       694        24.53
$100,000.01 - $125,000.00                  442          45,046,525      8.24        101,915      89.17      10,183       711        23.80
$125,000.01 - $150,000.00                  512          60,872,385     11.13        118,891      85.38      10,656       702        27.82
$150,000.01 - $175,000.00                  147          20,859,256      3.81        141,900      88.44      12,980       716        26.74
$175,000.01 - $200,000.00                  232          34,965,452      6.39        150,713      78.71      16,129       714        29.56
$200,000.01 - $225,000.00                  28            5,063,170      0.93        180,827      82.59      15,005       702        28.69
$225,000.01 - $250,000.00                  42            8,557,183      1.57        203,742      79.95      22,943       711        32.27
$250,000.01 - $275,000.00                   9            2,125,922      0.39        236,214      84.47      22,587       730        23.27
$275,000.01 - $300,000.00                  37            8,601,116      1.57        232,463      78.44      20,126       723        30.35
$300,000.01 >=                          47           15,438,276      2.82        328,474      75.10      27,875       732        33.23
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY MORTGAGE RATE
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF                WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                        NUMBER OF      PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
RANGE OF MORTGAGE RATE (%)                LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
4.001 - 4.500                               1              $96,939     0.02%        $96,939     100.00%       $0         694       20.00%
4.501 - 5.000                               1               68,000      0.01        68,000       90.00       8,494       678        11.11
5.501 - 6.000                               1               14,240      0.00        14,240       75.00      10,248       725        6.74
6.001 - 6.500                               2              110,406      0.02        55,203       55.97       7,615       722        33.47
6.501 - 7.000                               9              442,572      0.08        49,175       77.10      10,567       723        26.80
7.001 - 7.500                             4,187        222,102,330     40.62        53,046       85.86       8,160       693        22.96
7.501 - 8.000                              52            3,462,824      0.63        66,593       87.55      10,197       740        23.82
8.001 - 8.500                              400          26,379,670      4.82        65,949       74.36      11,554       734        26.59
8.501 - 9.000                              501          33,730,773      6.17        67,327       77.28      12,694       731        26.77
9.001 - 9.500                              612          42,055,564      7.69        68,718       83.96      11,389       729        23.31
9.501 - 10.000                             656          39,899,629      7.30        60,823       83.48       8,832       709        23.07
10.001 - 10.500                            618          34,418,185      6.29        55,693       87.85      11,536       704        19.55
10.501 - 11.000                            569          35,234,482      6.44        61,924       88.39       9,375       702        22.13
11.001 - 11.500                            466          27,781,855      5.08        59,618       90.16       9,819       693        20.88
11.501 - 12.000                            435          26,619,102      4.87        61,193       92.60       8,495       686        20.83
12.001 - 12.500                            291          17,020,762      3.11        58,491       94.32      11,642       686        22.06
12.501 - 13.000                            261          16,041,614      2.93        61,462       95.15       8,854       677        22.39
13.001 - 13.500                            180           9,460,787      1.73        52,560       95.85       6,519       670        24.55
13.501 - 14.000                            133           6,199,943      1.13        46,616       93.79       5,926       660        23.56
14.001 - 14.500                            66            3,206,953      0.59        48,590       95.11       7,955       658        21.16
14.501 - 15.000                            29            1,516,926      0.28        52,308       97.67       5,914       669        23.91
15.001 - 15.500                            10              602,736      0.11        60,274       89.80       7,486       659        21.15
15.501 - 16.000                             1               27,800      0.01        27,800       100.00        0         696        21.81
16.001 - 16.500                             2              230,022      0.04        115,011      80.71      23,078       733        15.43
17.501 - 18.000                             1               50,194      0.01        50,194       100.00     10,378       767        20.00
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY MAXIMUM LOAN RATE
---------------------------------------------------- --------------
                                                                    ------------- ------------ ----------- ---------- ----------- ----------
MAXIMUM LOAN RATE                       NUMBER OF    CUT-OFF DATE    % OF LOANS     AVERAGE    WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                                     BY CUT-OFF
                                                                        DATE                   AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                                       PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
                                          LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
9.250                                       1              $74,000     0.01%        $74,000     100.00%     $5,843       757       20.00%
10.000                                      2               87,981      0.02        43,991       93.32       3,672       718        14.22
10.750                                      1               13,398      0.00        13,398       100.00      4,047       698        20.00
11.000                                      1               66,400      0.01        66,400       80.00      14,924       677        6.25
11.950                                      7            1,518,189      0.28        216,884      55.75      11,130       723        0.00
12.125                                      2               67,989      0.01        33,995       91.72       5,332       666        12.65
13.750                                      1              143,076      0.03        143,076      80.00      18,419       674        26.04
13.990                                      1               36,488      0.01        36,488       100.00      2,181       642        19.08
14.000                                     43            1,303,380      0.24        30,311       92.49       5,651       705        21.14
16.000                                     91            3,702,470      0.68        40,686       91.21       9,777       714        24.87
17.000                                      3               97,285      0.02        32,428       93.73       7,432       713        19.35
17.500                                      2               53,898      0.01        26,949       85.79       5,855       691        20.31
18.000                                    5,970        358,963,313     65.65        60,128       86.64      10,024       704        22.75
19.000                                     14            1,027,559      0.19        73,397       88.26       8,399       695        25.26
20.000                                     77            2,585,148      0.47        33,573       90.04       4,391       684        23.63
21.000                                     152           5,907,067      1.08        38,862       90.40       5,567       681        25.59
21.750                                     60            2,835,053      0.52        47,251       87.77       6,187       706        23.52
22.200                                     115           6,234,198      1.14        54,210       87.87      11,110       696        33.19
24.000                                    2,723        150,134,053     27.46        55,136       84.09       8,373       693        22.84
24.500                                      1               19,816      0.00        19,816       79.00      11,050       781        16.67
25.000                                     215          11,765,868      2.15        54,725       82.85       7,578       702        24.33
27.000                                      1              108,000      0.02        108,000      100.00     11,547       695        20.00
27.500                                      1               29,682      0.01        29,682       90.00       9,365       731        11.10
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY ORIGINAL COMBINED LTV RATIO OF THE LOANS
---------------------------------------------------------------------------------
                                                                                  ------------ ----------- ---------- -----------
ORIGINAL COMBINED LTV RATIO (%)         NUMBER OF    CUT-OFF DATE    % OF LOANS     AVERAGE    WEIGHTED    WEIGHTED   WEIGHTED
                                                                     BY CUT-OFF
                                                                        DATE                   AVERAGE     AVERAGE    AVERAGE
                                                       PRINCIPAL     PRINCIPAL     PRINCIPAL   RESIDUAL    CREDIT     JUNIOR
                                          LOANS         BALANCE       BALANCE       BALANCE      INCOME      SCORE      RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
0.01 - 10.00                                1              $35,809     0.01%        $35,809      $6,027       715       0.00%
10.01 - 20.00                               8              361,314      0.07        45,164       4,147        702       74.24
20.01 - 30.00                              34            2,225,728      0.41        65,463       5,986        708       41.93
30.01 - 40.00                              59            3,679,461      0.67        62,364       9,035        704       41.13
40.01 - 50.00                              130           7,232,650      1.32        55,636       11,013       699       29.67
50.01 - 60.00                              273          16,280,090      2.98        59,634       10,520       691       32.94
60.01 - 70.00                              496          29,833,459      5.46        60,148       12,080       695       28.81
70.01 - 75.00                              409          25,900,114      4.74        63,325       13,688       690       27.43
75.01 - 80.00                             1,116         71,616,694     13.10        64,173       10,126       688       27.64
80.01 - 85.00                              522          21,510,708      3.93        41,208       10,740       702       18.23
85.01 - 90.00                             2,844        153,053,534     27.99        53,816       10,395       703       17.83
90.01 - 95.00                              921          51,126,294      9.35        55,512       7,470        702       21.25
95.01 - 100.00                            2,671        163,918,453     29.98        61,370       7,213        707       22.39
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------

DISTRIBUTION BY JUNIOR RATIO OF THE LOANS
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF                WEIGHTED    WEIGHTED   WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                        NUMBER OF      PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT
RANGE OF JUNIOR RATIOS (%)                LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
0.01 - 5.00                                246          $3,047,921     0.57%        $12,390      76.29%     $10,149      692
5.01 - 10.00                               817          22,262,085      4.14        27,249       80.32      11,602       697
10.01 - 15.00                             2,434        105,103,569     19.55        43,181       86.83      10,728       701
15.01 - 20.00                             3,155        197,892,584     36.81        62,723       93.35       9,234       709
20.01 - 25.00                              917          63,612,249     11.83        69,370       84.93      11,177       695
25.01 - 30.00                              609          44,896,388      8.35        73,721       83.07       8,879       688
30.01 - 40.00                              716          54,097,090     10.06        75,555       80.24       7,184       688
40.01 - 50.00                              316          28,856,738      5.37        91,319       76.55       7,390       699
50.01 - 60.00                              106          10,021,613      1.86        94,544       74.66       7,984       707
60.01 - 70.00                              50            4,950,219      0.92        99,004       70.40       6,687       706
70.01 - 80.00                              12            1,111,095      0.21        92,591       73.01       4,964       673
80.01 - 90.00                              10            1,292,816      0.24        129,282      65.02       8,845       707
90.01 - 100.00                              5              407,392      0.08        81,478       63.38       4,309       655
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
TOTAL:                                    9,393       $537,551,758    100.00%       $57,229      86.31%     $9,482       701
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------

DISTRIBUTION BY REMAINING TERM TO MATURITY OF THE LOANS
---------------------------------------------------------------------------------
                                                                                  ------------ ----------- ---------- ----------- ----------
RANGE OF MONTHS REMAINING TO            NUMBER OF    CUT-OFF DATE    % OF LOANS     AVERAGE    WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                                     BY CUT-OFF
                                                                        DATE                   AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                                       PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
SCHEDULED MATURITY                        LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
1-96                                        3             $139,884     0.03%        $46,628      69.66%     $4,283       682       28.99%
97 - 108                                    1              100,000      0.02        100,000      68.00       3,931       639        23.17
121 - 144                                  17              583,656      0.11        34,333       66.09      10,871       733        23.38
145 - 156                                  204           7,336,000      1.34        35,961       88.19       6,123       722        19.53
157 - 168                                  256           9,642,026      1.76        37,664       83.16       6,827       736        24.60
169 - 180                                 2,682        153,897,331     28.15        57,382       82.41       7,970       686        26.53
181 - 288                                  314          18,095,792      3.31        57,630       85.89      11,558       703        21.96
289 - 300                                 4,026        254,919,583     46.62        63,318       87.76      10,553       706        21.76
325 - 336                                   4              119,721      0.02        29,930       87.63      13,703       725        21.13
337 - 348                                  32            1,222,526      0.22        38,204       86.91       5,499       725        21.50
349 - 360                                 1,945        100,717,791     18.42        51,783       86.82       8,957       704        20.86
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY YEAR OF ORIGINATION
---------------------------------------------------- --------------
                                                                    ------------- ------------ ----------- ---------- ----------- ----------
YEARS OF ORIGINATION                    NUMBER OF    CUT-OFF DATE    % OF LOANS     AVERAGE    WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                                     BY CUT-OFF
                                                                        DATE                   AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                                       PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
                                          LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
1994                                        2              $46,881     0.01%        $23,440      60.73%     $15,910      643       13.39%
1999                                        1               38,211      0.01        38,211       94.00       2,888       737        14.51
2000                                        1              100,000      0.02        100,000      68.00       3,931       639        23.17
2002                                        2               63,190      0.01        31,595       88.20       4,291       715        16.12
2003                                       20              678,404      0.12        33,920       63.21      10,188       745        24.94
2004                                       196           6,895,922      1.26        35,183       88.67       6,460       723        18.01
2005                                       321          12,043,996      2.20        37,520       83.39       6,769       733        23.45
2006 >=                                8,941        526,907,706     96.37        58,932       85.95       9,533       700        23.02
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY STATE
------------------------------------- -------------- -------------- ------------- ------------ -----------
                                                                                                           ---------- ----------- ----------
STATE                                   NUMBER OF    CUT-OFF DATE    % OF LOANS     AVERAGE    WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                                     BY CUT-OFF
                                                                        DATE                   AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                                       PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
                                          LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
Alabama                                    83           $2,913,589     0.53%        $35,103      88.90%     $4,557       671       27.01%
Alaska                                     11              738,247      0.14        67,113       85.93       6,002       709        25.57
Arizona                                    562          31,901,090      5.83        56,764       86.75       9,446       702        22.21
Arkansas                                    6              211,366      0.04        35,228       93.10       5,475       712        17.08
California                                2,893        202,502,981     37.04        69,998       85.40      10,684       704        20.23
Colorado                                   227          12,392,841      2.27        54,594       88.33       7,722       705        24.03
Connecticut                                101           5,713,869      1.05        56,573       84.20       6,929       694        24.76
Delaware                                   21            1,103,931      0.20        52,568       87.38       4,630       677        27.67
District of Columbia                       12            1,047,276      0.19        87,273       83.33       8,907       729        23.38
Florida                                   1,005         55,412,214     10.13        55,137       83.76      10,471       695        24.69
Georgia                                    187           8,648,738      1.58        46,250       89.63       8,430       701        23.54
Hawaii                                     33            2,026,129      0.37        61,398       79.53      11,634       706        21.85
Idaho                                      57            2,609,074      0.48        45,773       83.24       6,362       699        29.63
Illinois                                   185           9,911,379      1.81        53,575       90.76      15,221       699        22.99
Indiana                                    172           5,870,066      1.07        34,128       94.26       4,734       685        26.37
Iowa                                       12              349,455      0.06        29,121       94.60       4,211       721        24.92
Kansas                                     17              666,882      0.12        39,228       88.44       8,125       678        23.62
Kentucky                                   25              717,147      0.13        28,686       93.34       4,751       680        21.09
Louisiana                                  34            1,655,848      0.30        48,701       91.78       4,632       684        27.63
Maine                                      16              611,901      0.11        38,244       89.51       3,472       681        22.93
Maryland                                   229          14,381,617      2.63        62,802       83.56       8,109       689        24.50
Massachusetts                              153           9,158,991      1.68        59,863       81.55       6,320       695        27.96
Michigan                                   499          19,223,072      3.52        38,523       87.91       6,270       716        22.85
Minnesota                                  113           6,179,931      1.13        54,690       86.81       8,082       712        23.30
Mississippi                                17              851,721      0.16        50,101       89.60       4,429       677        36.50
Missouri                                   104           3,900,934      0.71        37,509       90.61       4,705       688        25.30
Montana                                    24            1,048,722      0.19        43,697       79.91       4,788       683        29.73
Nebraska                                   19              813,390      0.15        42,810       93.26       5,430       668        28.24
Nevada                                     217          14,880,304      2.72        68,573       86.25      10,090       706        22.57
New Hampshire                              37            1,639,509      0.30        44,311       86.74       5,556       679        20.79
New Jersey                                 374          22,408,139      4.10        59,915       83.95      10,207       701        24.77
New Mexico                                 47            2,247,029      0.41        47,809       83.88       5,762       684        32.21
New York                                   175          10,841,476      1.98        61,951       85.78       8,029       693        24.05
North Carolina                             148           5,867,389      1.07        39,645       92.32       8,553       705        24.15
North Dakota                                2               78,482      0.01        39,241       93.10       3,385       670        62.85
Ohio                                       67            2,431,877      0.44        36,297       91.80       5,541       692        23.16
Oklahoma                                   52            1,919,070      0.35        36,905       90.26       4,600       669        30.10
Oregon                                     206          12,454,587      2.28        60,459       85.64       8,049       707        29.18
Pennsylvania                               171           9,252,700      1.69        54,109       86.81      10,794       700        31.42
Rhode Island                               29            1,511,536      0.28        52,122       88.23       5,732       684        24.62
South Carolina                             112           5,197,223      0.95        46,404       88.81       6,114       694        26.45
South Dakota                                4               79,613      0.01        19,903       91.66       3,963       646        18.64
Tennessee                                  60            2,125,526      0.39        35,425       93.87       5,411       699        22.79
Texas                                       3              103,991      0.02        34,664       76.79      10,119       678        25.01
Utah                                       174           9,494,881      1.74        54,568       86.28      10,477       703        27.52
Vermont                                     6              258,137      0.05        43,023       94.50      10,244       692        16.07
Virginia                                   341          17,842,352      3.26        52,324       86.91       7,980       696        21.74
Washington                                 332          19,207,441      3.51        57,854       83.43       7,685       708        25.14
West Virginia                               8              319,227      0.06        39,903       94.97       4,440       679        24.00
Wisconsin                                  83            2,871,489      0.53        34,596       91.52       4,917       684        23.86
Wyoming                                    19            1,179,932      0.22        62,102       72.83      21,350       715        19.82
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY PROPERTY TYPE
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF                WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                        NUMBER OF      PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
PROPERTY TYPE                             LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
Single-family detached                    6,684       $375,431,179     68.66%       $56,169      84.73%     $8,667       696       23.87%
Townhouse                                  64            3,146,786      0.58        49,169       85.74       9,710       700        24.02
Condo-Low-Rise(Less than 5 stories)        878          44,958,237      8.22        51,205       89.57       9,709       712        21.40
Planned Unit Developments (detached)      1,295         91,916,423     16.81        70,978       87.59      12,663       710        20.69
Planned Unit Developments (attached)       187           8,758,669      1.60        46,838       90.43       9,517       710        21.36
Two-to-four family units                   376          22,563,016      4.13        60,008       89.19       8,572       713        20.35
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY LIEN POSITION
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF                WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                        NUMBER OF      PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
Lien Position                             LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
First Lien                                 91           $9,222,551     1.69%       $101,347      60.96%     $6,064       718        0.00%
Second Lien                               9,393        537,551,758     98.31        57,229       86.31       9,482       701        22.97
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY OCCUPANCY TYPE
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF                WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                        NUMBER OF      PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
Owner Occupancy                           LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
Primary Residence                         8,684       $512,918,360     93.81%       $59,065      85.64%     $9,164       699       23.08%
Second/Vacation                            295          14,413,194      2.64        48,858       88.09      14,845       720        20.90
Non-Owner Occupied                         505          19,442,755      3.56        38,501       90.25      12,272       729        21.45
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY PRINCIPAL BALANCE
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF    WEIGHTED    WEIGHTED    WEIGHTED   WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                        NUMBER OF      PRINCIPAL     PRINCIPAL     COMBINED    RESIDUAL    CREDIT     JUNIOR
RANGE OF PRINCIPAL BALANCE ($)            LOANS         BALANCE       BALANCE      LTV RATIO     INCOME      SCORE      RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
$0.01 - $25,000.00                        2,310        $34,988,531     6.40%        81.57%       $4,909       699       19.39%
$25,000.01 - $50,000.00                   3,079        115,520,398     21.13         86.71       5,500        694       19.85
$50,000.01 - $75,000.00                   1,762        109,071,251     19.95         87.84       7,181        696       21.51
$75,000.01 - $100,000.00                  1,129        100,417,140     18.37         86.58       8,415        695       24.46
$100,000.01 - $125,000.00                  412          46,348,938      8.48         88.44       10,496       710       24.08
$125,000.01 - $150,000.00                  395          55,405,831     10.13         87.55       10,756       705       27.16
$150,000.01 - $175,000.00                  125          20,368,296      3.73         88.65       13,226       713       26.89
$175,000.01 - $200,000.00                  158          30,406,051      5.56         80.62       16,577       713       26.73
$200,000.01 - $225,000.00                  19            4,075,501      0.75         78.11       16,078       702       24.68
$225,000.01 - $250,000.00                  32            7,849,730      1.44         81.44       23,870       708       30.10
$250,000.01 - $275,000.00                   8            2,082,064      0.38         84.59       21,675       723       28.24
$275,000.01 - $300,000.00                  23            6,724,683      1.23         79.45       22,167       724       27.42
$300,000.01 >=                          32           13,515,895      2.47         78.01       29,747       730       33.79
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
TOTAL:                                    9,484       $546,774,309    100.00%       85.85%       $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------

DISTRIBUTION BY GROSS MARGINS
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF                WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                        NUMBER OF      PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
RANGE OF GROSS MARGINS (%)                LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
<= 0.000                                321         $19,778,588     3.62%        $61,616      74.04%     $11,021      741       26.76%
0.001 - 0.500                              769          50,554,356      9.25        65,740       74.87      12,716       733        27.26
0.501 - 1.000                              955          58,046,780     10.62        60,782       78.17      11,103       716        25.33
1.001 - 1.500                             1,050         60,420,583     11.05        57,543       81.48       9,037       706        23.51
1.501 - 2.000                             1,129         62,043,723     11.35        54,955       83.91       9,928       702        21.80
2.001 - 2.500                             1,057         59,764,336     10.93        56,541       87.22       8,879       700        20.34
2.501 - 3.000                             1,024         58,036,855     10.61        56,677       91.59       9,037       701        20.16
3.001 - 3.500                              740          46,087,423      8.43        62,280       92.25       8,429       693        21.10
3.501 - 4.000                              685          40,761,085      7.45        59,505       95.67       9,819       690        21.74
4.001 - 4.500                              623          32,577,344      5.96        52,291       95.71       7,481       680        20.92
4.501 - 5.000                              468          25,373,267      4.64        54,216       95.90       7,201       669        23.46
5.001 - 5.500                              239          11,153,427      2.04        46,667       96.25       6,282       665        22.86
5.501 >=                                424          22,176,543      4.06        52,303       95.77       6,136       658        24.63
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY DEBT-TO-INCOME RATIOS
---------------------------------------------------- --------------
                                                                    ------------- ------------ ----------- ---------- ----------- ----------
RANGE OF DEBT-TO-INCOME RATIOS (%)      NUMBER OF    CUT-OFF DATE    % OF LOANS     AVERAGE    WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                                     BY CUT-OFF
                                                                        DATE                   AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                                       PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
                                          LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
Not Available                              602         $41,107,022     7.52%        $68,284      87.94%       $0         709       24.17%
0.01 - 5.00                                 6              200,905      0.04        33,484       76.51      139,759      713        22.13
5.01 - 10.00                               14              504,396      0.09        36,028       76.49      15,047       707        17.69
10.01 - 15.00                              54            2,520,633      0.46        46,678       83.13      23,931       713        27.33
15.01 - 20.00                              126           7,379,726      1.35        58,569       81.00      27,873       717        26.22
20.01 - 25.00                              309          15,345,047      2.81        49,660       82.55      15,876       707        22.84
25.01 - 30.00                              635          33,719,449      6.17        53,101       82.04      13,049       704        25.85
30.01 - 35.00                             1,225         65,162,747     11.92        53,194       85.40      11,468       701        23.07
35.01 - 40.00                             2,304        133,767,708     24.46        58,059       85.67       9,325       698        22.23
40.01 - 45.00                             3,131        184,945,270     33.82        59,069       86.10       7,743       696        22.68
45.01 - 50.00                              948          54,135,719      9.90        57,105       88.09       5,716       710        22.48
50.01 - 55.00                              123           7,799,861      1.43        63,414       90.55       5,700       718        23.05
55.01 - 60.00                               6              174,691      0.03        29,115       75.00       3,824       745        28.10
60.01 - 65.00                               1               11,137      0.00        11,137       90.00       2,989       699        11.11
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

DISTRIBUTION BY RESIDUAL INCOME
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF                WEIGHTED    WEIGHTED   WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                        NUMBER OF      PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    CREDIT     JUNIOR
RANGE OF RESIDUAL INCOME BALANCES         LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO     SCORE      RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
Not Available                              602         $41,107,022     7.52%        $68,284      87.94        709       24.17%
1 - 1,499                                  83            2,158,509      0.39        26,006       80.13        681       31.10
1,500 - 1,999                              250           7,025,382      1.28        28,102       85.23        690       27.54
2,000 - 2,999                             1,031         34,047,157      6.23        33,023       85.87        691       27.11
3,000 - 3,999                             1,471         58,387,867     10.68        39,693       85.15        685       25.72
4,000 - 4,999                             1,337         61,704,527     11.29        46,151       86.28        695       24.18
5,000 - 5,999                             1,054         53,534,008      9.79        50,791       86.67        697       23.31
6,000 >=                               3,656        288,809,837     52.82        78,996       85.50        707       21.30
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85        701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- -----------

DISTRIBUTION BY DOCUMENTATION TYPE
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
                                                                     % OF LOANS
                                                                     BY CUT-OFF                WEIGHTED    WEIGHTED   WEIGHTED    WEIGHTED
                                                     CUT-OFF DATE       DATE        AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                        NUMBER OF      PRINCIPAL     PRINCIPAL     PRINCIPAL   COMBINED    RESIDUAL   CREDIT      JUNIOR
DOCUMENTATION TYPES                       LOANS         BALANCE       BALANCE       BALANCE    LTV RATIO    INCOME      SCORE       RATIO
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
Full Documentation                        3,217       $154,049,654     28.17%       $47,886      86.95%     $8,011       701       24.55%
Lite Documentation                         182           8,076,515      1.48        44,376       85.97       7,677       705        22.41
Reduced Documentation                     5,238        328,066,546     60.00        62,632       84.97      10,095       699        22.11
NINA                                        7              578,134      0.11        82,591       83.51         0         703        20.39
No Ratio                                   578          38,981,733      7.13        67,442       88.30         0         708        24.15
Fast Doc/Reduced                           57            3,520,794      0.64        61,768       88.07      15,311       721        20.44
One Paystub                                44            2,303,326      0.42        52,348       89.70       8,692       721        27.10
Stated Income/Stated Asset                 145           9,695,183      1.77        66,863       86.63       8,787       710        21.80
No Documentation                           16            1,502,425      0.27        93,902       81.98         0         723        28.08
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------
TOTAL:                                    9,484       $546,774,309    100.00%       $57,652      85.85%     $9,426       701       22.97%
------------------------------------- -------------- -------------- ------------- ------------ ----------- ---------- ----------- ----------

                                              RATING AGENCY CONTACTS

----------------------------------------------------------------------------------------------------------------------------------------
                                             NAME                                                         PHONE EXTENSION
----------------------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                    Odile Grisard                                                (212) 553-1382
 S&P:                                        Anne Rossmann                                                (212) 438-2610
----------------------------------------------------------------------------------------------------------------------------------------

FREE WRITING PROSPECTUS DATED February 15, 2007
PART II of II

                                            $546,774,000 (APPROXIMATE)

GMAC RFC [GRAPHIC OMITTED]

                                       HOME EQUITY LOAN-BACKED TERM NOTES,
                                             SERIES 2007-HSA1

                               RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                                  DEPOSITOR

                                      RESIDENTIAL FUNDING COMPANY, LLC.
                                          Seller and Master Servicer

                                              FEBRUARY 15, 2007

                                        GMAC RFC Securities [GRAPHIC OMITTED]

                           ANY TRANSACTIONS IN THE TERM NOTES WILL BE EFFECTED THROUGH RESIDENTIAL
                           FUNDING SECURITIES, LLC

     STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the Term Notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC. ("RFS")
based on information with respect to the home equity loans provided by Residential Funding
Corporation ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE SEC FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN
THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT  THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS  AT NO
CHARGE BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT
NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The Term Notes may not be suitable for all investors.  RFS and its  affiliates  may acquire,  hold or sell  positions  in these  Term  Notes,  or in related  derivatives,  and may have an  investment  or
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The Term Notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the Term Notes of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of Term Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that Term Notes may not be
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deliver all or any portion of the Term Notes which you have committed to purchase, and none of the
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or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

This free writing  prospectus is being delivered to you solely to provide you with information  about the offering of the Term Notes  referred to in this free writing  prospectus  and to solicit an offer to  purchase  the Term Notes,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the Term
Notes  until we have  accepted  your offer to purchase  Term  Notes.  We will not accept any offer by you to purchase the Term Notes,  and you will not have any contractual  commitment to purchase any of the Term Notes until after you have  received  the  preliminary  prospectus.  You may  withdraw  your offer to purchase Term Notes at any time prior to our  acceptance of your offer.  The  information in this free writing  prospectus  supersedes any information  contained in any prior materials  relating to the Term Notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the Term Notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these Term Notes prior to the time of your commitment to purchase any Term Notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these
Term Notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions;
there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in Term Notes, commodities or
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Notes referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                                                                         [GRAPHIC OMITTED]
RESIDENTIAL FUNDING MORTGAGE SECURITIES, II, INC.
HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2007-HSA1

                                       CLASS A SENSITIVITY ANALYSIS
                                               TO 10% CALL

------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------
PREPAYMENT ASSUMPTIONS          DRAW     0% CPR     30% CPR     35% CPR    40% CPR     45% CPR    50% CPR     55% CPR
------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------
Avg. Life (yrs)                  0%       17.65       2.49       2.07        1.76       1.50        1.30       1.13
Modified Duration (Years) (1)             10.89       2.21       1.87        1.60       1.39        1.21       1.06
First Principal Payment                   Sep07      Mar07       Mar07      Mar07       Mar07      Mar07       Mar07
Last Principal Payment                    Sep31      Aug13       Jul12      Sep11       Jan11      Jun10       Jan10
Principal Window (months)                  289         78         65          55         47          40         35
------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------

------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------
Avg. Life (yrs)                  10%      17.70       3.42       2.72        2.21       1.83        1.54       1.31
Modified Duration (Years) (1)             10.91       2.92       2.39        1.98       1.67        1.42       1.22
First Principal Payment                   Sep07      Mar07       Mar07      Mar07       Mar07      Mar07       Mar07
Last Principal Payment                    Mar32      May16       Apr14      Nov12       Nov11      Feb11       Jul10
Principal Window (months)                  295        111         86          69         57          48         41
------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------

------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------
Avg. Life (yrs)                  15%      17.71       4.07       3.20        2.56       2.08        1.71       1.44
Modified Duration (Years) (1)             10.91       3.41       2.76        2.26       1.87        1.56       1.33
First Principal Payment                   Sep07      Mar07       Mar07      Mar07       Mar07      Mar07       Mar07
Last Principal Payment                    Mar32      Mar18       Oct15      Nov13       Jul12      Jul11       Nov10
Principal Window (months)                  295        133         104         81         65          53         45
------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------

------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------
Avg. Life (yrs)                  20%      17.71       4.92       3.81        3.01       2.40        1.93       1.58
Modified Duration (Years) (1)             10.92       4.04       3.23        2.61       2.13        1.75       1.46
First Principal Payment                   Sep07      Mar07       Mar07      Mar07       Mar07      Mar07       Mar07
Last Principal Payment                    Mar32      Aug20       Sep17      Apr15       May13      Feb12       Mar11
Principal Window (months)                  295        162         127         98         75          60         49
------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------

------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------
Avg. Life (yrs)                  25%      17.72       6.02       4.59        3.58       2.82        2.24       1.80
Modified Duration (Years) (1)             10.92       4.86       3.82        3.06       2.47        2.00       1.64
First Principal Payment                   Sep07      Mar07       Mar07      Mar07       Mar07      Mar07       Mar07
Last Principal Payment                    Mar32      Dec21       Nov19      Apr17       Sep14      Dec12       Oct11
Principal Window (months)                  295        178         153        122         91          70         56
------------------------------ -------- ---------- ----------- ---------- ----------- ---------- ----------- ----------

 (1) Assumes price of 100%.

                                       CLASS A SENSITIVITY ANALYSIS
                                               TO MATURITY

----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------
PREPAYMENT ASSUMPTIONS                DRAW       0% CPR     30% CPR     35% CPR    40% CPR     45% CPR     50% CPR     55% CPR
----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------
Avg. Life (yrs)                        0%        17.88        2.71       2.26        1.91        1.63        1.41       1.23
Modified Duration (Years) (1)                    10.95        2.34       1.99        1.71        1.49        1.30       1.14
First Principal Payment                          Sep07       Mar07       Mar07      Mar07       Mar07       Mar07       Mar07
Last Principal Payment                           Sep36       Apr21       Apr19      Jun17       Jan16       Oct14       Oct13
Principal Window (months)                         349         170         146        124         107          92         80
----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------

----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------
Avg. Life (yrs)                        10%       17.90        3.55       2.87        2.36        1.97        1.67       1.42
Modified Duration (Years) (1)                    10.95        2.99       2.48        2.08        1.77        1.52       1.31
First Principal Payment                          Sep07       Mar07       Mar07      Mar07       Mar07       Mar07       Mar07
Last Principal Payment                           Sep36       May23       Sep21      Sep19       Oct17       Mar16       Nov14
Principal Window (months)                         349         195         175        151         128         109         93
----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------

----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------
Avg. Life (yrs)                        15%       17.91        4.15       3.30        2.68        2.21        1.84       1.55
Modified Duration (Years) (1)                    10.96        3.45       2.82        2.34        1.96        1.66       1.42
First Principal Payment                          Sep07       Mar07       Mar07      Mar07       Mar07       Mar07       Mar07
Last Principal Payment                           Sep36       Nov24       Mar22      Feb21       Nov18       Mar17       Jul15
Principal Window (months)                         349         213         181        168         141         121         101
----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------

----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------
Avg. Life (yrs)                        20%       17.91        4.95       3.87        3.09        2.50        2.06       1.71
Modified Duration (Years) (1)                    10.96        4.05       3.25        2.66        2.20        1.84       1.55
First Principal Payment                          Sep07       Mar07       Mar07      Mar07       Mar07       Mar07       Mar07
Last Principal Payment                           Sep36       Apr26       Aug23      Dec21       Mar20       Feb18       Jun16
Principal Window (months)                         349         230         198        178         157         132         112
----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------

----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------
Avg. Life (yrs)                        25%       17.92        6.03       4.61        3.62        2.89        2.34       1.91
Modified Duration (Years) (1)                    10.97        4.86       3.83        3.08        2.51        2.07       1.72
First Principal Payment                          Sep07       Mar07       Mar07      Mar07       Mar07       Mar07       Mar07
Last Principal Payment                           Sep36       Oct27       Jan25      Aug22       May21       May19       Jun17
Principal Window (months)                         349         248         215        186         171         147         124
----------------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- ----------

(1) Assumes price of 100%.

------------------------------------------------------------------------
                         NET WAC RATE SCHEDULE
------------------------------------------------------------------------
   PERIOD     PAYMENT     NET WAC      PERIOD    PAYMENT     NET WAC
                          RATE                               RATE
                 DATE       (%)(1)                  DATE       (%)(1)
              ----------- ----------- ---------- ----------- -----------
-------------
     1          Mar-07       9.74        36        Feb-10       9.61
     2          Apr-07       8.63        37        Mar-10      10.64
     3          May-07       9.39        38        Apr-10       9.61
     4          Jun-07       9.48        39        May-10       9.93
     5          Jul-07       9.93        40        Jun-10       9.61
     6          Aug-07       9.61        41        Jul-10       9.93
     7          Sep-07       9.61        42        Aug-10       9.61
     8          Oct-07       9.93        43        Sep-10       9.61
     9          Nov-07       9.61        44        Oct-10       9.93
     10         Dec-07       9.93        45        Nov-10       9.61
     11         Jan-08       9.61        46        Dec-10       9.93
     12         Feb-08       9.61        47        Jan-11       9.61
     13         Mar-08      10.28        48        Feb-11       9.61
     14         Apr-08       9.61        49        Mar-11      10.64
     15         May-08       9.93        50        Apr-11       9.61
     16         Jun-08       9.61        51        May-11       9.93
     17         Jul-08       9.93        52        Jun-11       9.61
     18         Aug-08       9.61        53        Jul-11       9.93
     19         Sep-08       9.61        54        Aug-11       9.61
     20         Oct-08       9.93        55        Sep-11       9.61
     21         Nov-08       9.61        56        Oct-11       9.93
     22         Dec-08       9.93        57        Nov-11       9.61
     23         Jan-09       9.61        58        Dec-11       9.93
     24         Feb-09       9.61        59        Jan-12       9.61
     25         Mar-09      10.64        60        Feb-12       9.61
     26         Apr-09       9.61        61        Mar-12      10.28
     27         May-09       9.93        62        Apr-12       9.61
     28         Jun-09       9.61        63        May-12       9.93
     29         Jul-09       9.93        64        Jun-12       9.61
     30         Aug-09       9.61        65        Jul-12       9.93
     31         Sep-09       9.61        66        Aug-12       9.61
     32         Oct-09       9.93        67        Sep-12       9.61
     33         Nov-09       9.61        68        Oct-12       9.94
     34         Dec-09       9.93        69        Nov-12       9.61
     35         Jan-10       9.61

------------- ----------- ----------- ---------- ----------- -----------

(1)      Run at the pricing speed to call and assuming Prime stays constant at 8.25%.

                                          RATING AGENCY CONTACTS

----------------------------------------------------------------------------------------------------------------------------------------
                                             NAME                                                         PHONE EXTENSION
----------------------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                    Odile Grisard                                                (212) 553-1382
 S&P:                                        Anne Rossmann                                                (212) 438-2610
----------------------------------------------------------------------------------------------------------------------------------------